Exhibit 99
Press Release

Contact:	Claire M. Gulmi Executive Vice President and Chief Financial Officer (615) 665-1283
AMSURG CORP. TO PRESENT AT THE
UBS GLOBAL HEALTHCARE SERVICES CONFERENCE
NASHVILLE, Tenn. (Feb. 5, 2007) — AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the UBS Global Healthcare Services Conference on Tuesday, February 13, 2007 at the Hyatt New York in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the Company’s presentation available at the Company’s web site starting at 8:30 a.m. Eastern Time. Claire M. Gulmi, Executive Vice President and Chief Financial Officer will be speaking at the conference.
The live audio webcast and replay of the presentation will be available on the Company’s website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.
AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2006, AmSurg owned a majority interest in 153 continuing centers in operation and had four centers under development and three centers awaiting CON approval.
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